Registration No. 333-209900

As filed with the Securities and Exchange Commission on May 9, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RIZZEN INC.

 (Exact name of registrant as specified in its charter)

AMENDMENT # 2

Nevada (State or Other Jurisdiction of Incorporation or Organization)
35-2544765 (IRS Employer Identification Number)
5092 (Primary Standard Industrial Classification Code Number)

201-5, Xin Jia Garden,

Heng Qing Village,

Zhuhai, China 519000

Tel.  +852-8191-5516

Email: rizzenincorp@gmail.com

(Address and telephone number of principal executive offices)

Registered Agents Inc.

401 Ryland St. Ste. 200-A

Reno, Nevada 89502

Tel. (775) 401-6800

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ¨   Smaller reporting company ☒

(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	6,000,000	0.02	120,000	12.08

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

RIZZEN INC.

6,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Rizzen Inc. and no public market currently exists for the securities being offered. We are registering for sale a total of 6,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We have not made any arrangements to place funds in an escrow, trust, or similar account and there is no effect on investors. We will have access to any proceeds from this offering immediately, and may use such proceeds in our discretion. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Shuisheng Zhu, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Zhu will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 6,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Rizzen Inc. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. Mr. Zhu, our president, director and treasurer, has not had any discussions with other entities regarding a possible acquisition or merger with another company or business.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF RIZZEN INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2016

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	26

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “RIZZEN INC.” REFERS TO RIZZEN INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

RIZZEN INC.

Rizzen Inc. was incorporated in Nevada on October 21, 2015. We are development stage company and intends to provide vending and shipping services of electronic toys of various kinds manufactured in the Republic of China. The company sees its primary goal as to distribute electronic kids toys of various price categories to both small and medium-sized vendors. We intend on selling, importing, and marketing our business to European and North American markets.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $52,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate significant revenue in the first 12 months after completion our offering or ever generate significant revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000. Our phone number is +852-8191-5516.

From inception (October 21, 2015) until the date of this filing, we have had limited operating activities. Our financial statements from inception (October 21, 2015) through January 31, 2016, reports no revenue and a net loss of $982. Our independent registered public accounting firm has issued an audit opinion for Rizzen Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan. We signed agreement with Bolleot Schpile, LLC on March 11, 2016 and received $2,100 of revenue according to the agreement. On March 20, 2016, we signed the second agreement with CranKind Parrell, LLC and as a result of this agreement we  have generated revenue  of $3,000. On March 1, 2016 we entered into a Contract with our general supplier Kingshau Fingu Toys Co., Ltd.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $52,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $52,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Rizzen Inc.
Securities Being Offered:	6,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 6,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 50% of the shares sold - $60,000 If 75% of the shares sold - $90,000 If 100% of the shares sold - $120,000
Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president, treasurer and director, Shuisheng Zhu and 1,000,000 held by our secretary Aleksandr Deshin.

If we are successful at selling all the shares in this offering, we will have 12,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 21, 2015 (Inception) to January 31, 2016:

Financial Summary	January 31, 2016 ($) (Audited)
Cash	6,060
Total Assets	6,060
Total Liabilities	1,042
Total Stockholder’s Equity	5,018

Statement of Operations	Accumulated From October 21, 2015 (Inception) to January 31, 2016 ($) (Audited)
Total Expenses	982
Net Loss for the Period	(982)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

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WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2016, we had cash in the amount of $6,060 and liabilities of $1,042. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $52,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Shuisheng Zhu, our president, treasurer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Zhu has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 21, 2015 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of electronic toys distribution and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our business will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

EVEN THOUGH WE ARE REQUIRED TO PURCHASE OUR PRODUCTS IN UNITED STATES DOLLARS, OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR SUPPLIERS ARE A CHINESE COMPANIES AND ALL THEIR OPERATIONS ARE IN CHINESE YUAN.

We are required to buy products in US Dollars, but all our suppliers’ operations are in Chinese Yuan, so we are affected by changes in foreign exchange rates. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

ALL OF OUR ELECTORNIC TOYS PURCHASES WILL BE MADE FROM A LIMITED NUMBER OF SUPPLIERS.  IF THAT SUPPLIERS DECREASE OR TERMINATE THEIR RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THESE COMPANIES.

As a result of being totally dependent on a limited number of wholesale suppliers located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. If these companies decrease, modify or terminate its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that suppliers. If we were unable to find a substitute for that suppliers, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute suppliers. On March 1, 2016 we entered into a Contract with our general supplier Kingshau Fingu Toys Co., Ltd.

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WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of electronic toys distribution is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful entities operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR OPERATIONS ARE CONCENTRATED IN CHINA THE STOCKHOLDERS WOULD FACE DIFFICULTY IN ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS

Our operations are concentrated in China and our stockholders would face difficulty in enforcing their legal rights under United States securities laws in light of our management’s location outside of the United States. Legal protections and remedies available to the company for certain harmful action taken against it will be pursued within the People’s Republic of China legal system, which differs from the U.S. legal system in significant ways. Because the company conducts operations outside of the U.S. it is difficult to pursue legal matters is subject to limitations imposed by other jurisdictions. It is limited ability for U.S. regulators’ to conduct investigations and inspections within China.  It may be restrictions on the transfer of cash into and out of China, as well as on the exchange of currency, may constrain the company’s liquidity and impede its ability to use cash in its operations.

BECAUSE OUR PRESIDENT, DIRECTOR AND TREASURER IS ENGAGED IN A SIMILAR BUSINESS TO US, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO RIZZEN INC. AND ITS BUSINESS.

Our sole officer and director is engaged in a similar business to us. Mr. Zhu is a self-employed and senior partner of “Haunquoghang” toy store in Zhuhai, China. Potential conflicts  of interest  may arise in future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional  conflict of interests over  opportunities presented to our sole officer and director during the performance of his duties.  Rizzen Inc. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations. In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that all conflicts will be resolved verbally in favor of the Rizzen Inc. We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective. Moreover, we don’t intend to negotiate any agreements with “Haunquoghang” as with potential customer because of “Haunquoghang” store specializes on the other types of toys.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US.

We will help to our potential clients to import our product from China to Europe and North America. Because our product will be imported and delivered directly to our customers, we believe that disruptions in shipping deliveries may have a greater material effect on us. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

If a transportation company unable to deliver products our reputation may be damaged and we may lose customers.

IF WE ARE CONSIDERED A “RESIDENT ENTERPRISE’’ FOR PRC ENTERPRISE INCOME TAX PURPOSES, IT COULD RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC SHAREHOLDERS.

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have executive offices in China, which were unincorporated entities under Chinese laws, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and half or more of our directors with voting rights are also located within China. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within China, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

OUR OPERATIONS AND ASSETS IN CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform.  In addition, a substantial portion of productive assets in China remains government-owned.  For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights.  The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business.  The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise with changing of governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

BECAUSE CHINESE LAW GOVERNS ALMOST ALL OF OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

We have a supply agreement with Kingshau Fingu Toys Co., Ltd., a Chinese company. We cannot assure you that we will be able to enforce this agreement or any of our material agreements that we may enter into or that remedies will be available outside of China.  The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  The inability to enforce or obtain a remedy under any of our agreements could result in a significant loss of business, business opportunities or capital.

IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs.  In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

BECAUSE OUR PRESIDENT, TREASURER AND DIRECTOR, MR. ZHU, WILL OWN 41.67 % OR MORE OF OUR OUTSTANDING COMMON STOCK HE WILL BE ABLE TO MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Zhu, our president, treasurer and director will own 41.67 % of the outstanding shares of our common stock in case if 100% of the shares sold or more than 41.67%. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Zhu may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employee, our president, treasurer, director, Mr. Shuisheng Zhu and Mr. Aleksandr Deshin, our secretary. We depend entirely on Shuisheng Zhu, our president, treasurer, director for all of our operations. The loss of Mr. Zhu would have a substantial negative effect on our company and may cause our business to fail. Mr. Zhu has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Zhu’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

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BECAUSE OUR PRESIDENT, TREASURER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Shuisheng Zhu, our president, treasurer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR PRESIDENT, TREASURER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Shuisheng Zhu, our president, treasurer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 21, 2015, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $120,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. ZHU DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Zhu does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Rizzen Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Shuisheng Zhu, our president, treasurer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Zhu’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are currently issued and outstanding. If we sell the 6,000,000 shares being offered in this offering, we would have 12,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. If we rise minimal amount of funds or we have not enough funds to follow our plan of operation we will need to loan the funds from our president, director and treasurer, Mr. Zhu, who has verbally agreed to loan the Company funds, or we will search for additional financing to implement our plan of operation. There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	60,000	90,000	120,000
Offering expenses	8,000	8,000	8,000
Net proceeds	52,000	82,000	112,000
Office and Warehouse	8,000	10,000	12,000
Website	4,000	4,500	5,000
Marketing and Advertising	20,000	42,500	65,000
Sales Manager	10,000	15,000	20,000
SEC reporting and compliance	10,000	10,000	10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Shuisheng Zhu, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Zhu’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Zhu will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zhu. Mr. Zhu will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2016 was $5,018 or approximately $0.0008 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2016.

The following table sets forth as of January 31, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.02	0.02	0.02
Post offering net tangible book value	57,018	87,018	117,018
Post offering net tangible book value per share	0.0063	0,0083	0.0098
Pre-offering net tangible book value per share	0.0008	0,0008	0.0008
Increase (Decrease) in net tangible book value per share after offering	0.0055	0.0075	0.0090
Dilution per share	0.0137	0,0117	0.0102
% dilution	68%	59%	51%
Capital contribution by purchasers of shares	60,000	90,000	120,000
Capital Contribution by existing stockholders	6,000	6,000	6,000
Percentage capital contributions by purchasers of shares	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	9.09%	6.25%	4.76%
Gross offering proceeds	60,000	90,000	120,000
Anticipated net offering proceeds	52,000	82,000	112,000
Number of shares after offering held by public investors	3,000,000	4,500,000	6,000,000
Total shares issued and outstanding	9,000,000	10,500,000	12,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	66.67%	57.14%	50.00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $6,060 as of January 31, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Shuisheng Zhu, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of January 31, 2016, Mr. Zhu has advanced to us $1,042. Mr. Zhu, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $52,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000. Our phone number is +852-8191-5516.

We are a development stage company that has generated limited revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on October 21, 2015. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made significant purchase or sale of assets. We are a development stage company that has generated limited revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to provide vending and shipping services of electronic toys of various kinds manufactured in the Republic of China. The company sees its primary goal as to distribute electronic kids toys of various price categories to both small and medium-sized vendors. We plan to supply our potential clients from our warehouse or from the manufacturer by attracting professional transportation companies in China. We expect that our revenues will be formed due sales and shipping consulting service to our potential clients (retailers and wholesalers) in Europe and North America.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $52,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

Gathering of market information (1-2 months)

No costs

We are going to search for electronic kids toys plants around of China. We plan to study plants’ assortment and estimate quality and price range of electronic kids toys. We plan to find the optimal manufactures and negotiate agreements with them.

Office and Warehouse (1st-3d months)

$8,000-$12,000

To successfully perform basic services it is estimated that our company would demand a PC to be connected to the Internet in order to exchange up-to-date information with toys manufacturers and their stock databases, concerning the goods. Laptops for the sales managers and a server to store our customers’ database and the information related to it would be another state of expenditure. The company would need an office customers and manufacturers might wish to contact to, if any information regarding services needed. We also plan to lease the small (about 1000 sq.ft) warehouse with prepared shelves to store the electronic toys for distribution. Provided that only 50% of shares are sold, the office might be equipped with simple and basic furniture, basic stationery, via phone, a fax, a printer, and two computers powerful enough to perform everyday operations, taking orders online, for instance. Provided that if 75% of shares are sold the company could consider buying better equipment. In case if 100% shares are sold, the company would consider renting an office big enough for the staff, buying all furniture needed, more powerful computers able to perform everyday operations, as well as website maintenance directly from the office.

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Website (1st-6th months)

$4,000-$5,000

Once the company incorporated it is likely to need a website where all the goods are planned to be displayed. In case if 50% shares sold we would order a website of a simple design with the functions of a webstore. In case of more than 50% shares sold, we are likely to order a website designed according current trends, with embedded animation to advertise the goods. In case if 100% of shares sold, we are likely employ a multifunctional website with functions of a webstore, embedded animation and embedded video advertisements to promote either particular goods or particular vendors, with the built-in functions to order a call from the support centre, the website that would monitor the customer's activity, in order to offer them the goods they would likely need.

Marketing (3th-12th months)

$20,000-$65,000

Primarily, we plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com. Also we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients. We plan that it will cost at least $20,000 to start our marketing campaign. If we sell 75% of the shares offered we plan to spend approximately $42,500. In the event we sell all of the shares offered we plan to hire professional marketing agency to promote our service, therefore it will be approximately $65,000.

Sales Manager (6th-12th months)

$10,000-$20,000

If we sell 50% of the shares offered we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	60,000	90,000	120,000
Offering expenses	8,000	8,000	8,000
Net proceeds	52,000	82,000	112,000
Office and Warehouse	8,000	10,000	12,000
Website	4,000	4,500	5,000
Marketing and Advertising	20,000	42,500	65,000
Sales Manager	10,000	15,000	20,000
SEC reporting and compliance	10,000	10,000	10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated significant revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 21, 2015 to January 31, 2016

During the period we incorporated the company, prepared a business plan. Our loss since inception is $982. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2016, the Company had $6,060 cash and our liabilities were $1,042, comprising $1,042 owed to Shuisheng Zhu, our president, treasurer and director. As of January 31, 2016 our cash balance was $6,060. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $52,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

As of April 7, 2016 we had $4,455 of cash and our current rate of negative cash flow per month is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately five months.

All our cash and cash equivalents generally consist of bank deposits in United States bank in US dollars. There are no restrictions on foreign exchange and our ability to transfer cash between entities.

Since inception, we have sold 5,000,000 shares of common stocks to our president, treasurer and director, at a price of $0.001 per share, for net proceeds of $5,000 and 1,000,000 shares of common stocks to our secretary, at a price of $0.001 per share, for net proceeds of $1,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Shuisheng Zhu, our president, treasurer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Zhu has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Zhu’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $52,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

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The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $52,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

The company sees its primary goal as to distribute electronic kids toys of various price categories to both small and medium-sized vendors. Within the process of development changes in business strategy might occur, in order to provide better service, or make the business more profitable.

Our principal office address is located at 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000. Our telephone number is +852-8191-5516. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company that has generated limited revenue .. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Main business concept

The company intends to provide vending and shipping services of electronic toys of various kinds manufactured in the Republic of China.

We are wholesale trade company. We plan to implement the distribution of electronic toys for children on the territory of Europe and North America. We act as an intermediary between our potential customers (retail stores or wholesalers) and manufacturers producing toys in China.

We plan to provide shipping service on request of our potential customers. If our clients need shipping service we plan to act as mediator between shipping company and client. We plan to seek a transportation company that offer the best rates for shipping to our potential customer from our warehouse or from a warehouse of the supplier's or manufacturer.

We plan to publish on our website all basic information about products and service we offer. We also plan to produce electronic catalogs in PDF format for our potential customers. We intend to search for suppliers and manufacturers of electronic toys for the children at the global trade platform in China - alibaba.com.

For our customers convenience we consider developing a website with functions of online store, which, we expect, can make ordering of goods easier and more enjoyable. We consider the Internet to be our main marketplace, all our advertising is likely to come online in a form of clickable ads (banners) placed on the websites related to kids merchandise. We intend to increase awareness of our company by placing our video commercials within the video-streaming services (YouTube, Vimeo, Hulu, Netflix and others) that provide video for children, thereby attracting attention of parents, whom we refer to as our potential clients.

Once the company starts running, any to manufacturers is planned to be given an option to be displayed on the website, after lodging a proper corresponding request. We plan to charge manufacturers for occupying positions on our website, offering professionally produced ads and other displaying materials.

The services regarding toys, are aimed at different kids categories, from toddlers to teenagers. We plan to offer the goods that might be interesting to kids of various ages:

1) Electronic toys for boys, such as remotely controlled cars, planes, helicopters, robots etc.

2) Electronic toys for girls, such as dancing or talking dolls or animals.

3) Electronic music instruments for kids of both genders, such as synthesizers or guitars, toy replicas of phones, tablets or computers.

4) Parts for DIY (Do-It-Yourself) toys.

5) Spare parts, wear parts (such as batteries) and accessories.

This is a preliminary list which might be prolonged or shortened, or re-sorted later depending on demand or on manufacturer’s ability to ship some certain items. Once the company starts working, the price of the service will depend only on the price imposed by the vendor.

Clients

Electronic toy’s market is a market of mass consumption. Therefore, electronic toys distribution business is characterized by stable demand. Primary consumers are trade companies specializing in realization of toys and products for kids, large store chains and hypermarkets, gift shops, wholesale warehouses of toys. Our potential customers are likely to be those who search for relatively cheap electronic toys for kids and other merchandise of a decent quality. We expect to get orders from small and medium sized retailers (to buy large shippings), toy retailing shops, entertaining agencies.

Currently, two large markets have been selected: Europe and North America. These markets are viewed as major with high purchasing power. These market outlets are our top priority due to their geographic proximity to China, which will allow to significantly reduce the transportation costs and, subsequently, the cost of finished products.

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Marketing and advertising

As the company is about to operate online, we see the Internet as our main marketing and advertising space. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com. Also we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients. Therefore, the primary steps to be taken look as follows:

- Promotion via SEO (Search Engine optimisation) to bring the name to the top in search queries;

- Video advertisements played before Youtube videos for kids.

- Video commercials embedded or web banners on the websites related to toys or electronic goods;

- Twitter, Facebook, and Instagram webpages to demonstrate the variety of goods a customer could choose from, as well as to keep loyal customers updated on the services and all the specter of goods.

- In addition, as the part of customer’s support, we might set up a chat on popular messaging platforms (Telegam channels or Viber group chats), where up-to-date information might also be posted.

Competition

The electronic toys industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including financial and marketing.  We believe that our narrow focus is one of our key factors to success. As the business grows we intend to expand influence in geographical terms, and we plan to expand to markets related children’s merchandise.

Revenue

We plan to generate our revenue by selling electronic toys. We plan to supply our potential clients from our warehouse or from the manufacturer by attracting professional transportation companies in China. We expect that our revenues will be formed due to orders from retailers and wholesalers in Europe and North America. Our products will be offered at prices marked-up from 20% to 30% of our cost. Our clients will be asked to 100% prepay for the products. Clients will choose any payment options they like. Clients will be responsible to cover the shipping costs. In case our customers would like to use our consulting service regarding to the shipping we will ask plus 3% additional to our price and will include a shipping company price and our service fees in a final bill.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have two employees. Shuisheng Zhu, our president, treasurer and director and Aleksandr Deshin, our secretary are a non-employee officers and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000. This is the office provided by our President and Director, Shuisheng Zhu. Our phone number is +852-8191-5516.  We do not pay any rent to Mr. Zhu and there is no agreement to pay any rent in the future. Our telephone number is +852-8191-5516.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable in any jurisdiction which we would conduct activities. Our suppliers will be responsible for providing certificates of compliance. We do not believe that existing or probable government regulations, including export or import regulation will have a material impact on the way we conduct our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable in any jurisdiction which we would conduct activities. Our suppliers will be responsible for providing certificates of compliance.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Shuisheng Zhu 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	57	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)
Aleksandr Deshin 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	43	Secretary

Shuisheng Zhu has acted as our President, Treasurer and Director since we incorporated on October 21, 2015. Mr. Zhu owns 83.33% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Zhu was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and sole member of our board of directors. Mr. Zhu graduated from Beijing University of Technology in 1983. Since 1983 untill 1998 he worked as an engineer in a factory for the production of children's toys. Since 1998 he has been self-employed and senior partner of “Haunquoghang” toys store in Zhuhai, China. Mr. Zhu’s business activitiy compete with our interests. However, we don’t intend to negotiate any agreements with “Haunquoghang” as with potential customer because of “Haunquoghang” specialize on the other types of toys. Our officers and sole director have agreed that all conflicts of interests will be resolved verbally in favor of the Rizzen Inc.

Aleksandr Deshin has acted as our Secretary since we incorporated on October 21, 2015. Mr. Deshin owns 16.67% of the outstanding shares of our common stock. Mr. Deshin graduated from Beijing University of Technology in 1996. Since 1996 untill 2005 he worked as sales maneger in “Benbaosinq” LLC. Since 2005 he has been self-employed and senior partner of “Haunquoghang” toys store in Zhuhai, China.

During the past ten years, Mr. Zhu and our Secretary, Mr. Deshin have not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Zhu, Mr. Deshin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Zhu’s, Mr. Deshin’, involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Shuisheng Zhu, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 21, 2015 until January 31, 2016:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Shuisheng Zhu, President, Director and Treasurer	October 21, 2015 to January 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Aleksandr Deshin, Secretary	October 21, 2015 to January 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Zhu currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director and secretary compensation for the period From Inception (October 21, 2015) to January 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Shuisheng Zhu	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shuisheng Zhu will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Zhu’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Zhu, directly or indirectly, from the Company.

On January 13, 2016, we issued 5,000,000 shares of restricted common stock to Shuisheng Zhu, our president, treasurer and director in consideration of $5,000 and on January 26, 2016, we issued 1,000,000 shares of restricted common stock to Aleksandr Deshin, our secretary in consideration of $1,000. Further, Mr. Zhu has advanced funds to us. As of January 31, 2016, Mr. Zhu has advanced to us $1,042. Mr. Zhu will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Zhu. Mr. Zhu will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Zhu does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Zhu or the repayment of the funds to Mr. Zhu. The entire transaction was oral. We have a verbal agreement with Mr. Zhu that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Shuisheng Zhu 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	5,000,000 shares of common stock (direct)	83.33
Common Stock	Aleksandr Deshin 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	1,000,000 shares of common stock (direct)	16.67

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of January 31, 2016, there were 6,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

5,000,000 shares of common stock were issued to our president, treasurer and director and 1,000,000 shares of common stock were issued to our secretary, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 6,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Zhu, our president, treasurer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Zhu will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our president, treasurer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our president, treasurer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our president, treasurer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our president, treasurer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

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Our president, treasurer and director does not intend to purchase any shares in this offering as well as our secretary.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Rizzen Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of January 31, 2016, there were 6,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer and director, Shuisheng Zhu owns 5,000,000 shares of our common stock currently issued and outstanding and our secretary, Aleksandr Deshin owns 1,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Rizzen Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

KLJ & Associates, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP has presented its report with respect to our audited financial statements.

LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by the Barnett & Linn, Attorneys at Law, 23945 Calabasas Road, Suite 115, Calabasas, California 91302.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is January 31, 2016. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by KLJ & Associates, LLP.

Our financial statements from inception to January 31, 2016, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders’ of  Rizzen Inc.

We have audited the accompanying balance sheet of Rizzen  Inc. (the “Company”) as of January 31, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the period October 21, 2015 (Inception) through January 31, 2016. Rizzen Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rizzen Inc.as of  January 31, 2016 and the results of its operations and its cash flows for the period from October 21, 2015 (Inception) through January 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company  has suffered net losses and has had negative cash flows from operating activities during the period ended January 31, 2016.These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Edina, MN
February 29, 2016

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

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RIZZEN INC. BALANCE SHEET
JANUARY 31, 2016
ASSETS
Current Assets
Cash	$ 6,060
Total current assets	6,060
Total Assets	$ 6,060

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 1,042
Total current liabilities	1,042
Total Liabilities	1,042

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
6,000,000 shares issued and outstanding	6,000
Additional paid-in-capital	-
Deficit	(982)
Total Stockholders’ Equity	5,018

Total Liabilities and Stockholders’ Equity	$ 6,060

The accompanying notes are an integral part of these financial statements.

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RIZZEN INC. STATEMENT OF OPERATIONS
For the period from Inception (October 21, 2015) to January 31, 2016
Operating expenses
General and administrative expenses	982
Net loss from operations	(982)
Loss before taxes	(982)

Provision for taxes	-

Net loss	$ (982)

Loss per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	980,582

The accompanying notes are an integral part of these financial statements.

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RIZZEN INC. STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (OCTOBER 21, 2015) to JANUARY 31, 2016
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated	Total
Balances at October 21, 2015, Inception	-	$ -	$ -	$ -	$ -
Common Shares issued for cash at $0.01 per share on January 2016	6,000,000	6,000	-	-	6,000
Net loss for the year	-	-	-	(982)	(982)
Balances as of January 31, 2016	6,000,000	6,000	$ -	$ (982)	$ 5,018

The accompanying notes are an integral part of these financial statements.

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RIZZEN INC. STATEMENT OF CASH FLOWS
For the period from Inception (October 21, 2015) to January 31, 2016
Operating Activities
Net loss	$ (982)
Net cash used in operating activities	(982)
Financing Activities
Proceeds from sale of common stock	6,000
Proceeds from loan from shareholder	1,042
Net cash provided by financing activities	7,042
Net increase in cash and equivalents	6,060
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 6,060
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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RIZZEN INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (OCTOBER 21, 2015) TO JANUARY 31, 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

 Organization and Description of Business

RIZZEN INC.(“the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 21, 2015.  The Company‘s business is distribution of children’s toys from China.

Since inception through January 31, 2016 the Company has not generated any revenue and has accumulated losses of $982.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a January 31 fiscal year end.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

F6

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Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).
The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at January 31, 2016.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2016 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company.

NOTE 3 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

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The Company has incurred a loss since Inception (October 21, 2015) resulting in an accumulated deficit of $982 as of January 31, 2016 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On January 13, 2016 the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000. On January 26, 2016 the Company issued 1,000,000 shares of its common stock at $0.001 per share for total proceeds of $1,000.

As of January 31, 2016 the Company had 6,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

 In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 21, 2015 (Inception) through January 31, 2016, the Company’s sole officer and director loaned the Company $1,042 to pay for incorporation costs and operating expenses.  As of January 31, 2016, the amount outstanding was $1,042. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of January 31, 2016 the Company had net operating loss carry forwards of $982 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to January 31, 2016 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

RIZZEN INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.08
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,012.08

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Rizzen Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Rizzen Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Shuisheng Zhu 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	January 13, 2016	5,000,000	$5,000.00
Aleksandr Deshin 201-5, Xin Jia Garden, Heng Qing Village, Zhuhai, China 519000	January 26, 2016	1,000,000	$1,000.00

We issued the foregoing restricted shares of common stock to our president, treasurer, director, Mr. Zhu, and our secretary, Mr. Deshin pursuant to the Exemption under Rule 506 of regulation D. They are sophisticated investors, our president, treasurer, director and secretary, and in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Barnett & Linn
10.1	Contract with Bolleot Schpile, LLC dated March 11, 2016 *
10.2	Contract with CranKind Parrell, LLC dated March 20, 2016 *
10.3	Contract with Kingshau Fingu Toys Co., Ltd dated March 1, 2016
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Barnett & Linn (contained in exhibit 5.1)
99.1	Form of Subscription Agreement *

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zhuhai, Republic of China, on May 9, 2016 ..

RIZZEN INC.

By:	/s/	Shuisheng Zhu
	Name:	Shuisheng Zhu
	Title:	President, Directror and Treasurer
(Principal Executive, Financial and Accounting Officer)

By:	/s/	Aleksandr Deshin
	Name:	Aleksandr Deshin
	Title:	Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Shuisheng Zhu		May 9, 2016
Shuisheng Zhu	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

Signature	Title	Date

/s/ Aleksandr Deshin		May 9, 2016
Aleksandr Deshin	Secretary

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